EXHIBIT 99(b)



THE BANK OF NEW YORK COMPANY, INC.                NEWS
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					48 Wall Street, New York, NY  10286

			 Contact:
FOR RELEASE:             PUBLIC AND INVESTOR RELATIONS DEPT.

IMMEDIATELY              Paul J. Leyden, SVP
			 (212) 495-1041
			 Andrew M. Merrill, VP
			 (212) 495-1721


THE BANK OF NEW YORK COMPANY INC. TO ESTABLISH
SPECIAL CREDIT CARD PROVISION

NEW YORK, N.Y., June 19, 1996 -- The Bank of New York
Company, Inc. (NYSE: BK) today announced that it will set aside approximately $350 million dollars to provide for future charge offs associated with The Bank of New York
(Delaware)'s credit card portfolio.

The Bank of New York Company, Inc. is one of the largest bank holding companies in the United States with total assets of $53 billion as of March 31, 1996. The Company provides a complete range of banking and other financial services to corporations and individuals worldwide through its six basic businesses: Securities and Other Processing;
Credit Cards; Retail Banking; Corporate Banking; Trust,
Investment Management and Private Banking, and Financial
Market Services.

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